UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 1, 2018

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN		37662
(Address of Principal Executive Offices)		(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) -- Election of Director

On July 1, 2018 the Board of Directors of Eastman Chemical Company (the “Company”) elected Kim Ann Mink as a director. Dr. Mink and the other directors serve until the Company's Annual Meeting of Stockholders on May 2, 2019, and she serves as a member of the Audit Committee, the Finance Committee, and the Health, Safety, Environmental and Security Committee of the Board of Directors. Dr. Mink will receive non-employee director compensation under the standard arrangements and agreements described in the Company’s 2018 Annual Meeting Proxy Statement and filed as exhibits to the Company’s Annual Report on Form 10-K for 2017, including cash compensation, equity awards, and an indemnification agreement.

The text of the Company’s release announcing the election of Dr. Mink as a director is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastman Chemical Company
By: /s/ Brian L. Henry Brian L. Henry Senior Securities - Governance Counsel and Assistant Secretary
Date: July 2, 2018

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